Exhibit 4.2

SUPPLEMENTAL INDENTURE NO. 2

BETWEEN

CENTERPOINT ENERGY, INC.

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION,

TRUSTEE

DATED AS OF OCTOBER 31, 2024

6.700% FIXED-TO-FIXED RESET RATE JUNIOR SUBORDINATED NOTES,

SERIES C, DUE 2055

i

Exhibit

Exhibit A	Form of Series C Note and the Trustee’s Certificate of Authentication

ii

SUPPLEMENTAL INDENTURE NO. 2

THIS SUPPLEMENTAL INDENTURE NO. 2, dated as of October 31, 2024 (this “Supplemental Indenture”), is between CENTERPOINT ENERGY, INC., a corporation duly organized and existing under the laws of the State of Texas, having its principal office at 1111 Louisiana, Houston, Texas 77002 (the “Company”), and The Bank of New York Mellon Trust Company, National Association, as trustee of the Securities established by this Supplemental Indenture, having a Corporate Trust Office at 601 Travis Street, 16th Floor, Houston, Texas 77002 (herein called the “Trustee”).

WHEREAS, the Company has heretofore entered into a Junior Subordinated Indenture (the “Base Indenture”), dated as of August 14, 2024 between the Company and the Trustee;

WHEREAS, the Base Indenture is incorporated herein by this reference and the Base Indenture, as supplemented and amended by this Supplemental Indenture and any other amendments or supplements thereto, is herein called the “Indenture”;

WHEREAS, under the Base Indenture, an unlimited amount of Securities in one or more series may at any time be established in accordance with the provisions of the Base Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

WHEREAS, the Company proposes to create under the Base Indenture a new series of Securities and to appoint the Trustee as Trustee under the Base Indenture with respect to such Securities;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture and all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

NOW, THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definition of Terms. For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the capitalized terms not otherwise defined herein shall have the meanings set forth in the Base Indenture or, if not defined in the Base Indenture;

(b) the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular;

(c) all other terms used herein which are defined in the Trust Indenture Act of 1939, as amended, whether directly or by reference therein, have the meanings assigned to them therein;

(d) a reference to a Section or Article is to a Section or Article of this Supplemental Indenture unless otherwise stated;

(e) a reference to a Section or Article in the Base Indenture that has been replaced or amended in this Supplemental Indenture shall be construed for purposes of the Notes to refer to such Section or Article as replaced or amended in this Supplemental Indenture;

(f) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(g) headings are for convenience of reference only and do not affect interpretation;

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Calculation Agent” shall have the meaning set forth in Section 2.04.

“Capital Stock” means (i) in the case of a corporation or a company, corporate stock or shares; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Compound Interest” shall have the meaning specified in Section 2.04.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“DTC” shall have the meaning set forth in Section 2.06.

“Event of Default” shall have the meaning set forth in Section 3.01.

“Five-Year Treasury Rate” means, as of any Reset Interest Determination Date, the average of the yields on actively traded United States Treasury securities adjusted to constant maturity, for five-year maturities, for the most recent five Business Days appearing under the caption “Treasury Constant Maturities” in the most recent H.15. If the Five-Year Treasury Rate cannot be determined pursuant to the method described above, the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-Year Treasury Rate, will determine the Five-Year Treasury Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor Five-Year Treasury Rate, then the Calculation Agent will use such successor rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the business day convention, the definition of “Business Day” and the Reset Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-Year Treasury Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“H.15” means the daily statistical release designated as such, or any successor publication as determined by the Calculation Agent in its sole discretion, published by the Federal Reserve Board, and “most recent H.15” means the H.15 published closest in time but prior to the close of business on the applicable Reset Interest Determination Date.

“Holder” means the Person in whose name at the time a particular Note is registered on the books of the Trustee kept for that purpose.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) all obligations of such Person in respect of letters of credit or bankers’ acceptances or other similar instruments (or reimbursement obligations thereto) issued on the account of such Person, (iv) all obligations of such Person to pay the deferred purchase price of property or services, except Trade Payables, (v) all obligations of such Person as lessee under capitalized leases, (vi) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that, for purposes of determining the amount of any Indebtedness of the type described in this clause (vi), if recourse with respect to such Indebtedness is limited to such asset, the amount of such Indebtedness shall be limited to the lesser of the fair market value of such asset or the amount of such Indebtedness, (vii) all Indebtedness of others Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person, and (viii) to the extent not otherwise included in this definition, all obligations of such Person for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity prices, forward contracts, options, swaps, collars and similar arrangements.

“Interest Payment” means, with respect to any Interest Payment Date, the interest payment on the Notes due on such Interest Payment Date.

“Interest Payment Date” shall have the meaning set forth in Section 2.04.

“Interest Payment Period” means the semi-annual period from, and including, an Interest Payment Date to, but excluding, the next succeeding Interest Payment Date, except for the first Interest Payment Date, which shall be the period from, and including, October 31, 2024 to, but excluding, May 15, 2030.

“Interest Period” means, with respect to any Interest Payment Date, the period from and including the immediately preceding Interest Payment Date (or if none, October 31, 2024) to, but excluding, such Interest Payment Date.

“Interest Reset Period” means the period from and including May 15, 2030 to, but excluding, the next following Reset Date and thereafter each period from and including each Reset Date to, but excluding, the next following Reset Date or the Maturity Date or date of redemption, as the case may be.

“Lien” means, with respect to any property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property. For purposes of this Indenture, the Company shall be deemed to own subject to a Lien any property which it has acquired or hold subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property.

“Maturity Date” shall have the meaning specified in Section 2.02.

“Notes” shall have the meaning specified in Section 2.01.

“Optional Deferral Period” has the meaning set forth in Section 4.01.

“Original Issue Date” means the date on which the Notes are originally issued.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Rating Agency Event” means, as of any date, a change, clarification or amendment in the methodology in assigning equity credit to securities such as the Notes published by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (or any successor provision thereto) that then publishes a rating for the Company (together with any successor thereto, a “Rating Agency”), (i) as such methodology was in effect on October 29, 2024, in the case of any Rating Agency that published a rating for the Company on October 29, 2024, or (ii) as such methodology was in effect on the date such Rating Agency first published a rating for the Company, in the case of any Rating Agency that first publishes a rating for the

Company on October 29, 2024 (in the case of either clause (i) or (ii), the “Current Methodology”), that results in (a) any shortening of the length of time for which a particular level of equity credit pertaining to the Notes by such Rating Agency would have been in effect had the Current Methodology not been changed, clarified or amended or (b) a lower equity credit (including up to a lesser amount) being assigned by such Rating Agency to the Notes as of the date of such change, clarification or amendment than the equity credit that would have been assigned to the Notes by such Rating Agency had the Current Methodology not been changed, clarified or amended.

“Regular Record Date” shall have the meaning set forth in Section 2.04.

“Reset Date” means May 15, 2030 and each date falling on the five-year anniversary of the preceding Reset Date.

“Reset Interest Determination Date” means, in respect of any Interest Reset Period, the day falling two Business Days prior to the beginning of the applicable Interest Reset Period.

“Senior Indebtedness” means the principal of (and premium, if any) and interest on and all other amounts due in connection with all Indebtedness of the Company whether created, incurred or assumed before, on or after the date of this Supplemental Indenture; provided that such Senior Indebtedness shall not include (i) Indebtedness of us to any of the Company’s Subsidiaries, (ii) the Company’s Trade Payables, (iii) the Company’s Indebtedness that, when incurred and without respect to any election under Section 1111(b) of Title 11 of the Internal Revenue Code of 1986, as amended, was without recourse to the Company, and (iv) any other Indebtedness of the Company which by the terms of the instrument creating or evidencing the same is specifically designated as being subordinated to or pari passu with the Notes.

“Successor Company” shall have the meaning specified in Section 10.01.

“Tax Event” means receipt by the Company of a written opinion of a nationally recognized accounting firm or counsel experienced in such matters to the effect that, as a result of:

(a) any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

(b) an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

(c) any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

(d) a threatened challenge asserted in writing in connection with a tax audit of the Company or any of its subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, which amendment, clarification or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly known after October 29, 2024, there is more than an insubstantial risk that interest payable by the Company on the Notes is not deductible, or within 90 days would not be deductible, in whole or in part, by the Company for United States federal income tax purposes.

“Tax Event Redemption Date” shall have the meaning specified in Section 2.06.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

The terms “Company,” “Trustee,” “Base Indenture,” and “Indenture” shall have the respective meanings set forth in the recitals to this Supplemental Indenture.

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01 Designation and Principal Amount. There are hereby authorized a new series of Securities, to be designated the “6.700% Fixed-to-Fixed Reset Rate Junior Subordinated Notes, Series C, due 2055,” (the “Notes”) in the initial aggregate principal amount of $500,000,000, which amount shall be set forth in any written order of the Company for the authentication and delivery of Notes pursuant to Section 3.01 of the Base Indenture and Section 6.01 hereof. The Company may, without the consent of the Holders, create and issue an unlimited amount of additional Notes ranking equally with the Notes in all respects and having the same terms (except for the price to public, the issue date and the initial interest accrual date and the first interest payment date, as applicable) as the Notes, so that such additional Notes shall be consolidated and form a single series with, and shall have the same terms as to status, redemption or otherwise as, the Notes authenticated and delivered on the date hereof. Such additional Notes will have the same CUSIP number as the Notes being authenticated on the date hereof, provided that such additional Notes must be part of the same issue as the Notes being authenticated on the date hereof for U.S. federal income tax purposes or, if they are not part of the same issue for such purposes, such additional Notes must be issued with a separate CUSIP number. No additional Notes may be issued if an Event of Default has occurred and is continuing with respect to the Notes.

Section 2.02 Stated Maturity. The “Maturity Date” of the Notes is May 15, 2055. For the avoidance of doubt, with respect to the Notes, the Maturity Date, refers only to the date on which principal is due and payable as set forth in this Section 2.02.

Section 2.03 Form and Payment; Minimum Transfer Restriction.

(a) Except as provided in Section 2.04, the Notes shall be issued in fully registered definitive form without coupons. Principal of the Notes will be payable (subject to the last clause of this Section 2.03(a)), the transfer of such Notes will be registrable, and such Notes will be exchangeable for Notes of a like aggregate principal amount bearing identical terms and provisions, at the Corporate Trust Office; provided, however, that, except as otherwise provided in the form of Note attached hereto as Exhibit A, payment of interest will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or, if such Person so requests and designates an account in writing to the Trustee at least five Business Days prior to the relevant Interest Payment Date, by wire transfer to such account, and provided, further, that the Company, in its discretion may remove the Paying Agent and may appoint one or more additional Paying Agents (including the Company or any of its affiliates).

(b) The Notes shall be issuable in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

Section 2.04 Interest.

(a) The Notes bear interest (i) from and including the date of the original issuance to, but excluding, May 15, 2030 at an annual rate of 6.700% and (ii) from and including May 15, 2030 during each Interest Reset Period at an annual rate equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date, plus 2.586%. Interest will accrue from October 31, 2024 and will, subject to the Company’s right to defer Interest Payments (as described in Article IV), be payable semi-annually in arrears on May 15 and November 15 of each year (each, an “Interest Payment Date”), beginning on May 15, 2025. If Interest Payments are deferred or otherwise not paid, they will accrue and compound until paid at the same rate at which the Notes bear interest to the extent permitted by law. As permitted by the terms of the Notes, if Interest Payments are deferred or otherwise not paid up to a redemption date that does not fall on an Interest Payment Date, they will accrue and compound until paid at the same rate at which the Notes bear interest to the extent permitted by law. The amount of interest payable for any interest accrual period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual period for which interest is computed will be computed on the basis of the number of days in the period using 30-day calendar months. All references to “interest” on the Notes and, insofar as its relates to the Notes, this Indenture, shall be deemed to include any deferred interest pursuant to Article IV and interest on deferred interest (“Compound Interest”) that may accrue at the interest rate then-applicable to the Notes, to the extent permitted by law.

(b) Unless all of the Outstanding Notes have been redeemed, the Company will appoint a calculation agent (the “Calculation Agent”) with respect to the Notes prior to the applicable Reset Interest Determination Date. The Company or any of its affiliates may assume the duties of the Calculation Agent. The applicable interest rate for each Interest Reset Period will be determined by the Calculation Agent as of the applicable Reset Interest Determination Date. If the Company or one of its affiliates is not the Calculation Agent, the Calculation Agent will notify the Company of the interest rate for the relevant Interest Reset Period promptly upon such determination. The Company will notify the Trustee of such interest rate, promptly upon making or being notified of such determination. The Calculation Agent’s determination of any interest rate and its calculation of the amount of interest for any Interest Reset Period will be conclusive and binding absent manifest error, will be made in the Calculation Agent’s sole discretion and, notwithstanding anything to the contrary in the documentation relating to the Notes, will become effective without consent from any other person or entity. Such determination of any interest rate and calculation of the amount of interest will be on file at the Company’s principal offices and will be made available to any holder of the Notes upon request. In no event shall the Trustee be the Calculation Agent (unless upon receiving reasonable advance notice it agrees to the appointment as Calculation Agent in writing), nor shall it have any liability for any determination made by or on behalf of such Calculation Agent.

(c) If an Interest Payment Date, a redemption date or the Maturity Date of the Notes falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day with the same force and effect as if made on such scheduled payment date, and no interest on such payment will accrue in respect of the delay.

(d) So long as all of the Notes remain in book-entry only form, the record date for each Interest Payment Date will be the close of business on May 1 or November 1 (whether or not such day is a Business Day) (each, a “Regular Record Date”) immediately preceding the applicable May 15 or November 15 Interest Payment Date. If any of the Notes do not remain in book-entry only form, the record date for each Interest Payment Date will be the fifteenth calendar day immediately preceding the applicable Interest Payment Date whether or not a Business Day.

Section 2.05 No Sinking Fund or Repayment at Option of the Holder. The Notes shall not be subject to any sinking fund or analogous provision and shall not be repayable at the option of a Holder thereof prior to the Maturity Date.

Section 2.06 Optional Redemption.

(a) The Company may redeem the Notes in whole or in part upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the redemption date (i) on any day in the period commencing on the date falling 90 days prior to the first Reset Date and ending on and including the first Reset Date and (ii) after the first Reset Date, on any Interest Payment Date.

(b) If notice of redemption is given pursuant to Section 2.06(a) above, the Notes so to be redeemed will, on the redemption date (subject, in the case of a conditional redemption, to the satisfaction of all conditions precedent), become due and payable at the redemption price together with any accrued and unpaid interest thereon, and from and after such date (unless the Company has defaulted in the payment of the redemption price and accrued interest) such Notes shall cease to bear interest. If any Notes called for redemption shall not be paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the redemption date at the rate then applicable to the Notes.

(c) In addition, the Notes may be redeemable, in whole but not in part, upon not less than 10 nor more than 60 days’ notice, following the occurrence of a Tax Event, at the redemption price equal to the sum of: (1) 100% of the principal amount of the Notes being redeemed plus (2) accrued and unpaid interest thereon, if any, to the date fixed for redemption (the “Tax Event Redemption Date”). In such case, the Company will deliver a notice of redemption specifying the Tax Event Redemption Date, which shall be no later than 120 days following the Tax Event.

(d) If at the time notice of redemption is given pursuant to Section 2.06(c) above, the redemption moneys are not on deposit with the Trustee, then the redemption shall be subject to their receipt on or before the Tax Event Redemption Date and such notice shall be of no effect unless such moneys are so received.

(e) In addition, the Notes may be redeemable, in whole but not in part, upon not less than 10 nor more than 60 days’ notice, for the Notes following the occurrence of a Rating Agency Event, at 102% of their principal amount plus any accrued and unpaid interest thereon to the redemption date.

(f) If, at the time a notice of redemption is given, (i) the Company has not effected satisfaction and discharge or defeasance of the Notes as described in Article IX and (ii) such notice of redemption is not being given in connection with or in order to effect satisfaction and discharge or defeasance of the Notes, then, if the notice of redemption so provides and at the Company’s option, the redemption may be subject to the condition that the Trustee shall have received, on or before the applicable redemption date, monies in an amount sufficient to pay the redemption price and accrued and unpaid interest on the Notes called for redemption to, but excluding, the redemption date. If monies in such amount are not received by the Trustee on or before such redemption date, such notice of redemption shall be automatically canceled and of no force or effect, such proposed redemption shall be automatically canceled, and the Company shall not be required to redeem the Notes called for redemption on such redemption date. In the event that a redemption is canceled, the Company will, not later than the Business Day immediately following the proposed redemption date, deliver, or cause to be delivered, notice of such cancellation to the registered Holders of the Notes called for redemption (which notice will also indicate that the Notes or portions thereof surrendered for redemption shall be returned to the applicable Holders), and the Company will direct the Trustee to, and the Trustee will, promptly return the Notes or portions thereof that have been surrendered for redemption to the applicable Holders. Unless the Company defaults in payment of the redemption price or the proposed redemption is canceled in accordance with the provisions set forth in this Section 2.06(f), on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

(g) If less than all of the Notes are redeemed at any time, the Trustee will select the Notes or any portions thereof in integral multiples of $1,000 to be redeemed, by lot and, when the Notes are in the form of global securities, in accordance with the applicable procedures of The Depository Trust Company (“DTC”).

(h) Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), the Company or its affiliates may, at any time and from time to time, purchase Outstanding Notes by tender, in the open market or by private agreement.

Section 2.07 No Additional Amounts. The Company will not pay any additional amounts to any Holder in respect of any tax, assessment or governmental charge.

ARTICLE III

DEFAULTS AND REMEDIES

Article V of the Base Indenture is replaced in its entirety as follows:

Section 3.01 Events of Default. An “Event of Default” occurs with respect to the Notes if:

(a) the Company does not pay any interest on the Notes when they become due and payable and such default continues for 30 days (regardless of whether such payment is prohibited by the subordination provisions under Article VII), except as a result of a deferral of Interest Payments in accordance with Article IV;

(b) the Company does not pay any principal of or premium, if any, on the Notes when they become due and payable (regardless of whether such payment is prohibited by the subordination provisions under Article VII);

(c) the Company remains in breach of any other covenant under this Indenture or the Notes for 60 days after there has been given to the Company a written notice of default (which notice must be sent by either the Trustee or registered Holders of at least 33% of the aggregate principal amount of the then-Outstanding Notes) specifying such default or breach and requiring remedy of the default or breach;

(d) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(e) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days.

Section 3.02 Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing with respect to the Notes, then, and in each and every such case (other than an Event of Default specified in Section 3.01(c)), either the Trustee or the registered Holders of at least 33% of the aggregate principal amount of the then-Outstanding Notes may declare the principal amount of all of the Notes, together with accrued and unpaid interest thereon, to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 3.01(c) occurs and is continuing, neither the Trustee nor the registered Holders of the Notes shall be entitled to declare the principal of the Notes, or accrued or unpaid interest thereon, to be due or payable immediately; provided that the Trustee and the Holders may exercise the other rights and remedies available under this Indenture and under applicable law upon the occurrence of an Event of Default specified in Section 3.01(c).

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on the Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 3.08, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then-Outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the redemption price, if applicable) of, or accrued and unpaid interest on, any Notes or (ii) a default in respect of a covenant or provision hereof which under Article IX of the Base Indenture cannot be modified or amended without the consent of the Holder of the Notes affected.

Notwithstanding any other provision of this Indenture and any provision of the Notes, the Company’s valid utilization of an Optional Deferral Period pursuant to Article IV shall not constitute a default in the payment of interest giving rise to an Event of Default.

Section 3.03 Payments of Notes on Default; Suit Therefor. If an Event of Default described in Section 3.01(a) or Section 3.01(b) shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 6.07 of the Base Indenture. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Bankruptcy Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 3.03, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Notes allowed in such judicial proceedings relative to the Company or any other obligor on such Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 6.07 of the Base Indenture; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders of Notes to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees and expenses, and including any other amounts due to the Trustee under Section 6.07 of the Base Indenture, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 3.08 or any rescission and annulment pursuant to Section 3.08 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 3.04 Application of Monies Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Section 3.04 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and, with respect to any certificated Notes, stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee in all of its capacities under this Indenture;

Second, in case the principal of the Outstanding Notes shall not have become due and be unpaid, to the payment of interest on such Notes in default in the order of the date due of the payments of such interest with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate of interest borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the Outstanding Notes shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount (including, if applicable, the payment of the redemption price) then owing and unpaid upon such Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate of interest borne by such Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon such Notes, then to the payment of such principal (including, if applicable, the redemption price) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, ratably to the aggregate of such principal (including, if applicable, the redemption price) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 3.05 Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the redemption price) or interest when due, no Holder of the Notes shall have any right by virtue of or by availing of any provision of this Indenture or the Notes to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a) such Holder previously shall have given to the Trustee written notice of an Event of Default for the Notes and of the continuance thereof;

(b) Holders of at least 33% in aggregate principal amount of the Notes then-Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c) such Holders shall have offered to the Trustee such security or indemnity reasonably satisfactory to it against any loss, claim, liability or expense (including reasonable attorney’s fees and expenses) to be incurred therein or thereby;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e) no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then-Outstanding within such 60-day period pursuant to Section 3.08, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder of Notes and the Trustee that no one or more Holders of Notes shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances affect, disturb or prejudice the rights of any other Holder or obtain or seek to obtain priority over or preference to any other Holder), or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes (except as otherwise provided herein). For the protection and enforcement of this Section 3.05, each and every Holder of Notes and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of the Notes, and subject to the Company’s right to defer the payment of interest on the Notes as provided in Article IV, each Holder shall have the right to receive payment of (x) the principal (including the redemption price, if applicable) of, and (y) accrued and unpaid interest, if any, on, the Notes, on or after the respective due dates expressed or provided for in the Notes or in this Indenture, or to institute suit for the enforcement of any such payment.

Section 3.06 Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 3.07 Remedies Cumulative and Continuing. Except as provided in Section 3.06 of the Base Indenture, all powers and remedies given by this Article III to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of such Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 3.05, every power and remedy given by this Article III or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 3.08 Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee and that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to the rights of another Holder) or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may on behalf of the Holders of all of the Notes waive any past Event of Default hereunder and its consequences except any continuing defaults relating to (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any redemption price) of, the Notes when due that has not been cured pursuant to the provisions of this Section 3.08, or (ii) a default in respect of a covenant or provision hereof which under Article IX of the Base Indenture cannot be modified or amended without the consent of the Holder of the Notes affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Event of Default hereunder shall have been waived as permitted by this Section 3.08, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 3.09 Notice of Defaults. If a Default occurs and is continuing and a Responsible Officer of the Trustee receives written notice of such Default, the Trustee shall deliver to each Holder notice of the Default within 90 days after a Responsible Officer of the Trustee receives such notice or obtains actual knowledge thereof, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the redemption price, if applicable), or accrued and unpaid interest on, any of the Notes, the Trustee shall be protected in withholding such notice if and so long as it determines that the withholding of such notice is in the interests of the Holders.

Section 3.10 Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of the Notes by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 3.10 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of Notes at the time Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on the Notes (including, but not limited to, the redemption price, if applicable) on or after the due date expressed or provided for in such Note.

ARTICLE IV

OPTION TO DEFER INTEREST PAYMENTS

Section 4.01 Option to Defer Interest Payments.

(a) The Company may, at its option, elect at one or more times to defer payment of interest on the Notes, from time to time, for one or more consecutive Interest Periods (each, an “Optional Deferral Period”) of up to 20 consecutive Interest Payment Periods (each period commencing on the date that the first such Interest Payment would otherwise have been made on the Notes); provided that the Company may not elect to defer payment of interest on the Notes if an Event of Default with respect to the Notes has occurred and is continuing; provided, further, that the deferral of Interest Payments cannot extend beyond the Maturity Date or end on a day other than the day immediately preceding an Interest Payment Date.

(b) The Company may pay at any time all or any portion of the interest accrued to that point during an Optional Deferral Period. At the end of the Optional Deferral Period or on any redemption date, the Company will be obligated to pay all accrued and unpaid interest. The Company may not pay current interest on the Notes until it has paid all accrued interest on the Notes from the previous Optional Deferral Period.

(c) Once all accrued and unpaid interest on the Notes has been paid, the Company again can defer Interest Payments on the Notes as described above, provided that an Optional Deferral Period cannot extend beyond the Maturity Date of the Notes.

(d) Before the end of any Optional Deferral Period that is shorter than 20 consecutive Interest Payment Periods, the Company may elect, at its option, to extend such Optional Deferral Period, so long as the entire Optional Deferral Period does not exceed 20 consecutive Interest Payment Periods or extend beyond the Maturity Date. The Company may also elect, at its option, to shorten the length of any Optional Deferral Period. No Optional Deferral

Period (including as extended or shortened) may end on a day other than the day immediately preceding an Interest Payment Date. At the end of any Optional Deferral Period, if all amounts then due on the Notes, including all accrued and unpaid interest thereon (including, without limitation and to the extent permitted by applicable law, any deferred interest and any Compound Interest), are paid, the Company may elect to begin a new Optional Deferral Period; provided, however, that, without limitation of the foregoing, the Company may not begin a new Optional Deferral Period unless the Company has paid all accrued and unpaid interest on the Notes (including, without limitation and to the extent permitted by applicable law, any deferred interest and any Compound Interest) from any previous Optional Deferral Period.

(e) If the Company defers interest for a period of 20 consecutive Interest Payment Periods from the commencement of an Optional Deferral Period, the Company will be required to pay all accrued and unpaid interest at the conclusion of the 20 consecutive Interest Payment Periods. If the Company fails to pay in full all accrued and unpaid interest at the conclusion of the 20 consecutive Interest Payment Periods, and such failure continues for 30 days, an Event of Default that gives rise to acceleration of principal and interest on the Notes will occur under this Indenture.

(f) During an Optional Deferral Period, interest will continue to accrue on the Notes, and deferred Interest Payments will accrue additional interest on a semi-annual basis at a rate equal to the interest rate then-applicable to the Notes (including, to the extent permitted by applicable law, any Compound Interest). No interest will be due and payable on the Notes until the end of the Optional Deferral Period except upon a redemption of the Notes during the Optional Deferral Period. The Interest Payment Date falling immediately after the last day of an Optional Deferral Period shall not be deemed to fall on a day during such Optional Deferral Period.

(g) No interest will be due or payable on the Notes during any Optional Deferral Period, except upon a redemption pursuant to Section 2.06 of the Notes on any redemption date during such optional deferral period (in which case all accrued and unpaid interest (including, to the extent permitted by applicable law, any Compound Interest) on the Notes to be redeemed to, but excluding, such redemption date will be due and payable on such redemption date), or unless the principal of and interest on the Notes shall have been declared due and payable as the result of an Event of Default with respect to the Notes (in which case all accrued and unpaid interest, including, to the extent permitted by applicable law, any Compound Interest, on the Notes shall become due and payable).

(h) During an Optional Deferral Period, the Company will not, and will cause its majority-owned subsidiaries, as applicable, not to:

(i) declare or pay any dividends or distributions on any shares of the Company’s Capital Stock;

(ii) redeem, purchase, acquire or make a liquidation payment with respect to any shares of the Company’s Capital Stock;

(iii) make any payment of principal of, or interest (to the extent such interest is deferrable) or premium, if any, on, or repay, repurchase or redeem any of the Company’s Indebtedness ranking on a parity with, or ranking junior to, the Notes in right of payment (including debt securities of other series); or

(iv) make any payments with respect to any guarantees by the Company of any Indebtedness if such Guarantees rank on a parity with or junior to the Notes in right of payment.

(i) However, the foregoing provisions of Section 4.01(h) shall not prevent or restrict the Company from making:

(i) purchases, redemptions or other acquisitions of the Company’s Capital Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase, dividend reinvestment or similar plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring it to purchase, redeem or acquire the Company’s Capital Stock;

(ii) any payment, repayment, redemption, purchase, acquisition or declaration of a dividend described in clause (h)(i) above as a result of a reclassification of the Company’s Capital Stock, or the exchange or conversion of all or a portion of one class or series of the Company’s Capital Stock for another class or series of the Company’s Capital Stock;

(iii) the purchase of fractional interests in shares of the Company’s Capital Stock pursuant to the conversion or exchange provisions of the Company’s Capital Stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;

(iv) declaration or making of dividends, payments or distributions payable in the Company’s Capital Stock (or rights to acquire the Company’s Capital Stock), or purchases, redemptions or acquisitions of the Company’s Capital Stock in connection with the issuance or exchange of the Company’s Capital Stock (or of securities convertible into or exchangeable for shares of the Company’s Capital Stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;

(v) redemptions, exchanges, acquisitions or repurchases of, or with respect to, (A) any rights outstanding under any employment contract, incentive plan, benefit plan or similar arrangement of the Company or any of its subsidiaries or (B) in connection with a dividend reinvestment or stock purchase plan, in each case outstanding on the date that the payment of interest is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

(vi) implementation of a shareholders rights plan, or issuance of rights, stock or other property under such plan, or redemption, repurchase of otherwise acquisition of any such rights pursuant thereto; or

(vii) settling conversions of any convertible notes that rank equally with the Notes.

(j) In the event that the Company elects to defer any Interest Payment, the Company shall notify the Trustee and the Holders in writing of such election at least one Business Day prior to the Regular Record Date for the Interest Payment Date on which the Company intends to begin an Optional Deferral Period; provided, however, that the Company’s failure to pay the interest owed on a particular Interest Payment Date shall also constitute the commencement of an Optional Deferral Period, unless such interest is paid within five Business Days after such Interest Payment Date, whether or not the Company provides a notice of deferral.

(k) In the event that the Company elects to defer any Interest Payment, the Company will give DTC, the Holders of the Notes and the Trustee written notice of its election of, or any shortening or extension of, an Optional Deferral Period at least 15 Business Days prior to the earlier of (1) each next succeeding Interest Payment Date or (2) the date upon which the Company is required to give notice to any applicable self-regulatory organization or to Holders of the Notes of the next succeeding Interest Payment Date or the regular record date therefor. The record date for the payment of deferred interest and, to the extent permitted by applicable law, any compound interest payable on the Interest Payment Date immediately following the last day of an optional deferral period will be the regular record date with respect to such Interest Payment Date.

ARTICLE V

FORM OF NOTE

Section 5.01 Form of Note. The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form attached hereto as Exhibit A.

ARTICLE VI

ORIGINAL ISSUE OF NOTES

Section 6.01 Original Issue of Notes. The Notes in the initial aggregate principal amount of up to $500,000,000 may be executed by the Company and delivered to the Trustee for authentication by it, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by any Officer of the Company, without any further corporate action by the Company.

ARTICLE VII

SUBORDINATION

Article XVI of the Base Indenture is replaced in its entirety as follows:

Section 7.01 Subordination.

(a) The Notes will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness. Accordingly, upon:

(i) any payment by, or distribution of the assets of, the Company upon its dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings;

(ii) a failure to pay any interest, principal or other monetary amounts due on any Senior Indebtedness when due and continuance of that default beyond any applicable grace periods; or

(iii) acceleration of the maturity of any Senior Indebtedness as a result of a default;

holders of all Senior Indebtedness will be entitled to receive: (A) in the case of clause (i) above, payment of all amounts due or to become due on all Senior Indebtedness; or (B) in the case of clauses (ii) and clause (iii) above, payment of all amounts due on all Senior Indebtedness, before Holders of the Notes are entitled to receive any payment. So long as any events in clauses (i), (ii) or (iii) above has occurred and is continuing, any amounts payable or assets distributable on the Notes will instead be paid or distributed, as the case may be, directly to holders of Senior Indebtedness to the extent necessary to pay, in the case of clause (i) above, all amounts due or to become due upon all such Senior Indebtedness, or, in the case of clauses (ii) and (iii) above, all amounts due on all such Senior Indebtedness, and, if any such payment or distribution is received by the Trustee or Holders of any of the Notes before all Senior Indebtedness due and to become due, as applicable, is paid, such payment or distribution must be paid over to holders of the unpaid Senior Indebtedness.

Section 7.02 Notice to Trustee of Facts Prohibiting Payments. Notwithstanding any of the provisions of this Article VII or any other provision of this Indenture, the Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment of funds to or by the Trustee unless and until a Responsible Officer of the Trustee assigned to its corporate trust division shall have received at the Corporate Trust Office written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any trustee therefor who shall have been certified by the Company or otherwise established to the reasonable satisfaction of the Trustee to be such a holder or trustee; and, prior to the receipt of such written notice, the Trustee, subject to the provisions of Section 6.01 of the Base Indenture, shall be entitled in all respects to assume that no such facts exist; provided that if prior to the fifth Business Day preceding the date upon which by the terms hereof any such funds may become payable, or if prior to the third Business Day preceding the date of the execution of instruments pursuant to Article IX acknowledging satisfaction and discharge of this Indenture, the Trustee shall not have received with respect to such funds the notice provided for in this Section 7.02, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and/or apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it on or after such date; provided that no such application shall affect the obligations under this Article VII of the Persons receiving such moneys from the Trustee.

Section 7.03 Application by Trustee of Moneys Deposited With It. Anything in this Indenture to the contrary notwithstanding, any deposit of a sum by the Company with the Trustee or any agent (whether or not in trust) for any payment of the principal of (and premium, if any) or interest on the Notes shall, except as provided in Section 7.02, be subject to the provisions of Section 7.01.

Section 7.04 Subrogation. Subject to paying the Senior Indebtedness due and to become due in the case of clause (i) of Section 7.01(a) or Senior Indebtedness due in the case of clauses (ii) and (iii) of Section 7.01(a), the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company applicable to such Senior Indebtedness until the Notes shall be paid in full, and none of the payments or distributions to the holders of such Senior Indebtedness to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article VII or of payments over, pursuant to the provisions of this Article VII, to the holders of such Senior Indebtedness by the Holders of such Notes or the Trustee shall, as among the Company, its creditors other than the holders of such Senior Indebtedness, and the Holders of such Notes, be deemed to be a payment by the Company to or on account of such Senior Indebtedness; it being understood that the provisions of this Article VII are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on one hand, and the holders of such Senior Indebtedness, on the other hand.

Section 7.05 Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof with which any such holder may have or be otherwise charged. The holders of Senior Indebtedness may, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment, change or extend the time of payment of, or renew or alter, any such Senior Indebtedness, or amend or supplement any instrument pursuant to which any such Senior Indebtedness is issued or by which it may be secured, or release any security therefor, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder, all without notice to or assent from the Holders or the Trustee and without affecting the obligations of the Company, the Trustee or the Holders under this Article VII.

Section 7.06 Right of Trustee to Hold Senior Indebtedness. The Trustee shall be entitled to all of the rights set forth in this Article VII in respect of any Senior Indebtedness at any time held by it in its individual capacity to the same extent as any other holder of such Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

Section 7.07 Not to Prevent Defaults (Including Events of Default). The failure to make any payment pursuant to the terms of the Notes by reason of any provision in this Article VII shall not be construed as preventing the occurrence of a Default (including an Event of Default, if any).

Section 7.08 Trustee’s Rights to Compensation, Reimbursement of Expenses and Indemnification. The Trustee’s rights to compensation, reimbursement of expenses and indemnification under Section 6.07 of the Base Indenture are not subordinated to the payment of Senior Indebtedness.

Section 7.09 Article Applicable to Paying Agents. The term “Trustee” as used in this Article VII shall (unless the context shall otherwise require) be construed as extending to and including each Paying Agent, Authenticating Agent and Security Registrar appointed by the Company or the Trustee, as the case may be, and acting hereunder within its meaning as fully for all intents and purposes as if such Paying Agent or Security Registrar were named in this Article VII in addition to the Trustee; provided that Section 7.02 and Section 7.06 shall not apply to the Company or any Affiliate of the Company if the Company or such Affiliate acts as Paying Agent or Security Registrar.

Section 7.10 Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article VII or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article VII and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

ARTICLE VIII

SUPPLEMENTAL INDENTURE

Article IX of the Base Indenture is replaced in its entirety as follows:

Section 8.01 Supplemental Indentures without Consent of Holders. Without the consent of any Holders, the Company and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Article X;

(c) to add guarantees with respect to the Notes;

(d) to secure the Notes;

(e) to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f) to make any change that does not adversely affect the rights of any Holder as determined by the Company in good faith;

(g) to conform the provisions of this Indenture or the Notes to the “Description of Notes” section of the Company’s prospectus supplement, dated October 29, 2024, as evidenced in an Officer’s Certificate;

(h) to comply with the rules of any applicable Depositary, including DTC, so long as such amendment does not adversely affect the rights of any Holder in any material respect;

(i) to appoint a successor Trustee with respect to the Notes; or

(j) to provide for the acceptance of appointment by a successor Trustee, Security Registrar or Paying Agent to facilitate the administration of the trusts under this Indenture by more than one trustee.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 8.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 8.02.

Section 8.02 Supplemental Indenture with Consent of Holders. With the consent of the Holders of at least a majority of the aggregate principal amount of the Notes then Outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, the Notes), the Company and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Notes or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an Outstanding Note affected, no such supplemental indenture shall:

(a) reduce the principal amount of Notes whose Holders must consent to an amendment;

(b) reduce the rate of or extend the stated time for payment of interest on the Notes beyond the maximum time period of any permitt ed deferral of interest pursuant to Article IV or to increase the maximum time period for any such interest deferral or to increase the maximum number of times the Company may defer such Interest Payment;

(c) reduce the principal of or extend the Maturity Date of the Notes;

(d) reduce the redemption price of the Notes or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(e) make the Notes payable in a currency, or at a place of payment, other than that stated in the Note;

(f) change the subordination provisions of the Notes set forth in Article VII in a manner adverse to Holders; or

(g) make any change in this Article VIII that requires each Holder’s consent or in the waiver provisions in Section 3.02 or Section 3.08.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 8.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 8.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall deliver to the Holders a notice (with a copy to the Trustee) briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders (with a copy to the Trustee), or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 8.03 Conformity with Trust Indenture. Every supplemental indenture executed pursuant to this Article VIII shall conform to the requirements of the Trust Indenture Act.

Section 8.04 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article VIII, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties, indemnities, privileges and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 8.05 Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article VIII may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an Authenticating Agent duly appointed by the Trustee pursuant to Section 6.14 of the Base Indenture) upon receipt of an Officer’s Certificate, an Opinion of Counsel and a Company Order and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 8.06 Evidence of Compliance of Supplemental Indenture to Be Furnished. In addition to the documents required by Section 1.02 of the Base Indenture, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article VIII and is permitted or authorized by this Indenture; provided that such Opinion of Counsel shall include a customary legal opinion stating that such supplemental indenture is the valid and binding obligation of the Company, subject to customary exceptions and qualifications. The Trustee shall have no responsibility for determining whether any amendment or supplemental indenture will or may have an adverse effect on any Holder.

ARTICLE IX

SATISFACTION AND DISCHARGE

Article IV of the Base Indenture is replaced in its entirety as follows:

Section 9.01 Satisfaction and Discharge. (a) This Indenture and the Notes shall cease to be of further effect when (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 of the Base Indenture and (y) Notes for whose payment money has heretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03 of the Base Indenture) have been delivered to the Trustee for cancellation; or (ii) the Company has irrevocably deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Redemption Date or otherwise, cash sufficient, without consideration of reinvestment, to pay all of the Outstanding Notes and all other sums due and payable under this Indenture or the Notes by the Company; and (b) the Trustee upon request of the Company contained in an Officer’s Certificate and at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture and the Notes, when the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture and the Notes have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 of the Base Indenture shall survive.

ARTICLE X

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Article VIII of the Base Indenture is replaced in its entirety as follows:

Section 10.01 Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 10.02, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, to another Person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect wholly owned Subsidiaries) unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes and this Indenture; and

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

For purposes of this Section 10.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, to another Person.

Section 10.02 Successor Company to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and may thereafter exercise every right and power of the Company under this Indenture. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article X the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article X) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes. In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 10.03 Officer’s Certificate and Opinion of Counsel to Be Given to Trustee. No such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel each stating and as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article X.

ARTICLE XI

OTHER AMENDMENTS

Section 11.01 Amendment to Section 1.05 of the Base Indenture.

Section 1.05 of the Base Indenture is replaced in its entirety as follows:

“Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with

(a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Institutional Trust Services,

(b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to the attention of the Treasurer of the Company at the address of the Company’s principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company

The Trustee shall have the right to accept and act upon instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means (as defined below); provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.”

Section 11.02 Amendment to Section 1.12 of the Base Indenture.

Section 1.12 of the Base Indenture is replaced in its entirety as follows:

“THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

The Company irrevocably consents and submits, for itself and in respect of any of its assets or property, to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting, in each case, in the Borough of Manhattan, the City of New York, New York, United States of America, and any appellate court from any thereof in any suit, action or proceeding that may be brought in connection with this Indenture or the securities, and waives any immunity from the jurisdiction of such courts.

The Company irrevocably waives, to the fullest extent permitted by law, any objection to any such suit, action or proceeding that may be brought in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum.”

Section 11.03 Amendment to Section 6.01 of the Base Indenture.

Section 6.01 of the Base Indenture is amended and restated in its entirety as follows:

“The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act.

The Company, each Holder by its acceptance of the Notes and the Trustee hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Notes or the transactions contemplated hereby.”

Section 11.04 Amendment to Section 6.02 of the Base Indenture.

Section 6.02 of the Base Indenture is amended and restated in its entirety as follows:

“If a default occurs hereunder with respect to Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 3.01(c) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section 6.02, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

The Trustee is not required to take notice or deemed to have notice of any Event of Default with respect to the Securities, unless a Responsible Officer shall have received written notice of such Event of Default from the Company, any Subsidiary or the Holder of any Security.

If an Event of Default has occurred and is continuing and actually known to a Responsible Officer of the Trustee, the Trustee, as applicable, will exercise such of the rights and powers vested in it by this Indenture and use the same degree of care in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.”

Section 11.05 Amendment to Section 6.03 of the Base Indenture.

Section 6.03 of the Base Indenture is amended and restated in its entirety as follows:

(a) “the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may rely upon an Officers’ Certificate;

(d) the Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture;

(i) in the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders of Securities, each representing less than a majority in aggregate principal amount of the Securities Outstanding, the Trustee, in its sole discretion, may determine what action, if any, shall be taken;

(j) the Trustee’s immunities and protections from liability and its right to indemnification in connection with the performance of its duties under this Indenture shall extend to the Trustee’s officers, directors, agents and employees. Such immunities and protections and right to indemnification, together with the Trustee’s right to compensation, shall survive the Trustee’s resignation or removal and final payment of the Securities;

(k) except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any prospectus supplement or other disclosure material distributed with respect to the Securities, and the Trustee shall have no responsibility for compliance with any state or federal securities laws in connection with the Securities;

(l) delivery of reports or other information by the Trustee shall not constitute actual or constructive knowledge or notice upon the Trustee;

(m) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(n) the Trustee will not be liable with respect to any action taken or omitted in good faith in accordance with directions received by the required Holders;

(o) The delivery of any reports, information and documents to the Trustee (including pursuant to Section 7.04) is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates or Opinions of Counsel, as applicable);

(p) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee shall not be responsible for any loss or damage resulting from any action or non-action based on its good faith reliance upon such opinion or advice or for any errors in judgment made in good faith;

(q) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of their obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, governmental action, wire, communications or computer (software and hardware) services; and

(r) In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Tax Law”) related to this Indenture, the Company agrees (i) to provide to the Trustee information about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) that is within the possession of the Company and reasonably requested by the Trustee so the Trustee can determine whether it has tax related obligations under Applicable Tax Law and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Tax Law for which the Trustee shall not have any liability.”

ARTICLE XII

TAX TREATMENT

Section 12.01 Tax Treatment. The Company agrees, and by acquiring an interest in a Note each Holder and beneficial owner of a Note agrees, to treat the Notes as indebtedness for U.S. federal, state and local tax purposes.

ARTICLE XIII

THE TRUSTEE

Section 13.01 Appointment of Trustee. Pursuant to the Base Indenture and pursuant to this Supplemental Indenture, the Company hereby appoints the Trustee as Trustee under the Base Indenture with respect to the Notes, and by execution hereof the Trustee accepts such appointment. Pursuant to the Base Indenture, all the rights, powers, trusts and duties of the Trustee under the Base Indenture shall be vested in the Trustee with respect to the Notes and there shall continue to be vested in the Trustee all of its rights, powers, trusts and duties as Trustee under the Base Indenture with respect to all of the series of Securities as to which it has served and continues to serve as Trustee.

Section 13.02 Eligibility of Trustee. The Trustee hereby represents that it is qualified and eligible under Section 6.09 of the Base Indenture and the provisions of the Trust Indenture Act to accept its appointment as Trustee with respect to the Notes under the Base Indenture and hereby accepts the appointment as such Trustee.

Section 13.03 Security Registrar and Paying Agent. Pursuant to the Base Indenture, the Company hereby appoints The Bank of New York Mellon Trust Company, National Association as registrar and “Paying Agent” with respect to the Notes.

Section 13.04 Concerning the Trustee. The Trustee does not assume any duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Base Indenture or as expressly set forth herein and, in carrying out its responsibilities hereunder, shall have all of the rights, powers, privileges, protections, duties and immunities which it possesses under the Base Indenture.

Section 13.05 Patriot Act Requirements of Trustee. The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this Supplemental Indenture agree that they will provide to the Trustee such information as it may request, from time to time, in order for the Trustee to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

Section 13.06 Notice upon Trustee. Any notice, direction, request, demand, consent or waiver by the Company or any Holder to or upon the Trustee, Security Registrar or Paying Agent for the Notes shall be deemed to have been sufficiently given, made or filed, for all purposes, if given, made or filed in writing at the Corporate Trust Office.

ARTICLE XIV

MISCELLANEOUS

Section 14.01 Ratification of Indenture; Supplemental Indenture Controls. The Base Indenture, as supplemented and (solely for purposes of the Notes) amended by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith with respect to the Notes only.

Section 14.02 Recitals. The recitals herein contained are made by the Company only and not by the Trustee, and the Trustee does not assume any responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. All of the provisions contained in the Base Indenture in respect of the rights, powers, privileges, protections, duties and immunities of the Trustee shall be applicable in respect of the Notes and of this Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 14.03 Separability. In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 14.04 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. This Supplemental Indenture and any ancillary documents may be signed by manual, facsimile or electronic signature, provided any electronic signature is a true representation of the signer’s actual signature.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

CENTERPOINT ENERGY, INC.

By:
	Name:	Christopher A. Foster
	Title:	Executive Vice President and Chief
Attest:		Financial Officer

Name: Vincent A. Mercaldi
Title: Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Signature Page

Supplemental Indenture

EXHIBIT A

FORM OF 6.700% FIXED-TO-FIXED RESET RATE JUNIOR SUBORDINATED NOTES, SERIES C, DUE 2055

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE NOTES EVIDENCED HEREBY WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN DENOMINATIONS OF $2,000 AND ANY GREATER INTEGRAL MULTIPLE OF $1,000, EXCEPT AS PROVIDED IN THE SUPPLEMENTAL INDENTURE. ANY ATTEMPTED TRANSFER, SALE OR OTHER DISPOSITION OF NOTES IN A DENOMINATION OF NOTES IN A DENOMINATION OF LESS THAN $1,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER EXCEPT AS PROVIDED IN THE SUPPLEMENTAL INDENTURE. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH NOTES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PAYMENTS IN RESPECT OF SUCH NOTES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH NOTES.

CENTERPOINT ENERGY, INC.

$

6.700% FIXED-TO-FIXED RESET RATE JUNIOR SUBORDINATED NOTES

SERIES C, DUE 2055

Dated: October 31, 2024

NUMBER R-1 CUSIP NO: 15189T BP1

Registered Holder: CEDE & CO. ISIN NO: US15189TBP12

CENTERPOINT ENERGY, INC., a corporation duly organized and existing under the laws of the state of Texas (herein referred to as the “Company,” which term includes any successor person under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Holder named above, the principal sum specified in the Schedule of Increases or Decreases in this Note annexed hereto on May 15, 2055 (the “Maturity Date”), and to pay (subject to deferral as set forth herein) interest thereon (i) from and including the date of the original issuance to, but excluding, May 15, 2030 at an annual rate of 6.700% and (ii) from and including May 15, 2030 during each Interest Reset Period at an annual rate equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date, plus 2.586%. Subject to the Company’s right to defer interest payments as set forth in the Supplemental Indenture (as defined on the reverse hereof), interest is payable semi-annually in arrears on May 15 and November 15 of each year beginning on May 15, 2025 (the “Interest Payment Dates”), until the principal thereof is paid or made available for payment. If interest payments are deferred or otherwise not paid, they will accrue and compound until paid at the same rate at which the Notes (as defined on the reverse hereof) bear interest to the extent permitted by law. As permitted by the terms of the Notes, if interest payments are deferred or otherwise not paid up to a redemption date that does not fall on an Interest Payment Date, they will accrue and compound until paid at the same rate at which the Notes bear interest to the extent permitted by law.

The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during the period. The interest so payable on an Interest Payment Date will be paid to the Person in whose name this Note is registered, at the close of business on the Regular Record Date next preceding such Interest Payment Date; provided that interest payable at Maturity Date will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for, and that is not deferred as described below, will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid (i) to the Person in whose name this Note (or any Note issued upon registration of transfer or exchange thereof) is registered at the close of business on the record date for the payment of such defaulted interest established in accordance with Section 3.07 of the Base Indenture or (ii) at any time in any other lawful manner not inconsistent with the requirements of the securities exchange, if any, on which the Note may be listed, and upon such notice as may be required by such exchange. The “Regular Record Date” with respect to any Interest Payment Date for the Notes, will be the close of business on May 1 or November 1 (whether or not such day is a Business Day) immediately preceding the applicable May 15 or November 15 Interest Payment Date.

If an Interest Payment Date or the Maturity Date or the date (if any) on which the Company is required to purchase the Notes falls on a day that is not a Business Day, the applicable payment will be made on the next succeeding Business Day, and no interest shall accrue or be paid in respect of such delay.

This Note may be presented for payment of principal and interest at the office of the Paying Agent, in Pittsburgh, Pennsylvania; provided, however, that at the option of the Company, interest on this Note may be paid by check mailed to the address of the Person entitled thereto, as the address shall appear on the Security Register, or by a wire transfer to an account designated by the Person entitled thereto. Payment of the principal and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

“Calculation Agent” means the Company, an affiliate of the Company selected by the Company, or any other firm appointed by the Company, in each case, in the Company’s sole discretion, acting as calculation agent in respect of the Notes.

“Five-Year Treasury Rate” means, as of any Reset Interest Determination Date, the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the most recent five Business Days appearing under the caption “Treasury Constant Maturities” in the Most Recent H.15. If the Five-Year Treasury Rate cannot be determined pursuant to the preceding sentence, the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-Year Treasury Rate, will determine the Five- Year Treasury Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor Five-Year Treasury Rate, then the Calculation Agent will use such successor rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the business day convention, the definition of “Business Day” and the Reset Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-Year Treasury Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

“H.15” means the daily statistical release designated as such, or any successor publication as determined by the Calculation Agent in its sole discretion, published by the Board of Governors of the Federal Reserve System.

“Interest Payment Period” means the semi-annual period from, and including, an Interest Payment Date to, but excluding, the next succeeding Interest Payment Date, except for the first Interest Payment Date, which shall be the period from, and including, October 31, 2024 to, but excluding, May 15, 2025.

“Interest Reset Period” means the period from and including May 15, 2030 to, but excluding, the next following Reset Date and thereafter each period from and including each Reset Date to, but excluding, the next following Reset Date or the Maturity Date or date of redemption, as the case may be.

“Most Recent H.15” means the H.15 published closest in time but prior to the close of business on the applicable Reset Interest Determination Date.

“Reset Date” means May 15, 2030 and each date falling on the five-year anniversary of the preceding Reset Date.

“Reset Interest Determination Date” means, in respect of any Interest Reset Period, the day falling two Business Days prior to the beginning of the applicable Interest Reset Period.

So long as no Event of Default with respect to the Notes has occurred and is continuing, the Company shall have the right on one or more occasions, to defer payment of all or part of the current and accrued interest otherwise due on this Security by extending the interest payment period for up to twenty (20) consecutive Interest Payment Periods (each period, commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”). The Company may not elect to defer payment of interest if an Event of Default (as set forth in the Supplemental Indenture) with respect to the Notes has occurred and is continuing; provided that the deferral of interest payments may not extend beyond the Maturity Date or end on a day other than the day immediately preceding an Interest Payment Date. As provided in the Indenture, interest will continue to accrue on the Notes, and deferred interest payments will accrue additional interest on a semi-annual basis at a rate equal to the interest rate then-applicable to the Notes, including, to the extent permitted by law, interest on the deferred interest (“Compound Interest”). No interest shall be due and payable during an Optional Deferral Period, except at the end of such Optional Deferral Period or upon a redemption of this Note during such Optional Deferral Period.

So long as no Event of Default shall have occurred and be continuing, prior to the termination of any Optional Deferral Period, the Company may further defer the payment of interest by extending such Optional Deferral Period; provided that such Optional Deferral Period together with all such previous and further deferrals of interest payments shall not exceed twenty (20) consecutive Interest Payment Periods at any one time or extend beyond the Maturity Date. Upon the termination of any Optional Deferral Period, which shall be an Interest Payment Date, the Company shall pay all interest accrued and unpaid on this Note, including any Compound Interest, to the Person in whose name this Note is registered on the Regular Record Date for such Interest Payment Date, provided that interest accrued and unpaid on this Security, including any Compound Interest, payable at the Maturity Date or on any Tax Event Redemption Date will be paid to the Person to whom principal is payable. Once the Company pays all interest accrued and unpaid on this Note, including any Compound Interest, it shall be entitled again to defer interest payments on this Note as described above.

The Company may redeem the Notes in whole or in part upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date (i) on any day in the period commencing on the date falling 90 days prior to the first Reset Date and ending on and including the first Reset Date and (ii) after the first Reset Date, on any Interest Payment Date.

In addition, the Notes may be redeemable, in whole but not in part, at the option of the Company, by a notice of redemption delivered by or on behalf of the Company pursuant to the Indenture (except as otherwise set forth below), following the occurrence of a Tax Event (as defined below), at a redemption price equal to the sum of: (1) 100% of the principal amount of the Notes being redeemed plus (2) accrued and unpaid interest (including any Compound Interest) thereon, if any, to such Tax Event Redemption Date.

“Tax Event” means receipt by the Company of a written opinion of a nationally recognized accounting firm or counsel experienced in such matters to the effect that, as a result of:

(a) any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

(b) an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

(c) any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

(d) a threatened challenge asserted in writing in connection with a tax audit of the Company or any of its subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, which amendment, clarification or change is effective or administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly known after October 29, 2024, there is more than an insubstantial risk that interest payable by the Company on the Notes is not deductible, or within 90 days would not be deductible, in whole or in part, by the Company for United States federal income tax purposes.

In addition, the Notes may be redeemable, in whole but not in part, at the option of the Company, by a notice of redemption delivered by or on behalf of the Company pursuant to the Indenture (except as otherwise set forth in the immediately succeeding paragraph), following the occurrence of a Rating Agency Event (as defined below), at a redemption price equal to 102% of the principal amount of the Notes being redeemed plus accrued and unpaid interest (including any Compound Interest) to, but excluding, such Tax Event Redemption Date. “Rating Agency Event” means, as of any date, a change, clarification or amendment in the methodology in assigning equity credit to securities such as the Notes published by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (or any successor provision thereto) that then publishes a rating for the Company (together with any successor thereto, a “Rating Agency”), (i) as such methodology was in effect on October 29, 2024, in the case of any Rating Agency that published a rating for the Company on October 29, 2024, or (ii) as such methodology was in effect on the date such Rating Agency first published a rating for the Company, in the case of any Rating Agency that first publishes a rating for the Company on October 29, 2024 (in the case of either clause (i) or (ii), the “Current Methodology”), that results in (a) any shortening of the length of time for which a particular level of equity credit pertaining to the Notes by such Rating Agency would have been in effect had the Current Methodology not been changed, clarified or amended or (b) a lower equity credit (including up to a lesser amount) being assigned by such Rating Agency to the Notes as of the date of such change, clarification or amendment than the equity credit that would have been assigned to the Notes by such Rating Agency had the Current Methodology not been changed, clarified or amended.

The indebtedness of the Company evidenced by this Note, including the principal hereof and interest hereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company’s obligations to Holders of Senior Indebtedness of the Company and each Holder of this Note, by acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

In the event of any inconsistency between the provisions of this Note and the provisions of the Indenture, the provisions of the Indenture shall govern and control.

This Note shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually or electronically signed by an authorized signatory of the Trustee under the Indenture.

IN WITNESS WHEREOF, CENTERPOINT ENERGY, INC. has caused this instrument to be duly executed.

Dated: October 31, 2024	CENTERPOINT ENERGY, INC.

By:
	Name:	Christopher A. Foster
	Title:	Executive Vice President and Chief
Financial Officer

Attest:

Name: Vincent A. Mercaldi
Title: Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities, of the series designated herein, referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION As Trustee

Dated: October 31, 2024
By:
Authorized Signatory

REVERSE OF NOTE

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued pursuant to the Junior Subordinated Indenture (the “Base Indenture”), dated as of August 14, 2024, between the Company and The Bank of New York Mellon Trust Company, National Association, as supplemented and amended by the Supplemental Indenture No. 2 dated as of October 31, 2024 by and between the Company and the Trustee (the “Supplemental Indenture”, and together with the Base Indenture and any amendments or supplements thereto, as the same may be hereafter supplemented or amended from time to time, the “Indenture”). Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders (the word “Holder” or “Holders” meaning the registered holder or registered holders) of the Notes. This Security is one of the series designated on the face hereof (the “Notes”) which is limited in aggregate principal amount to $ .

Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Indenture.

The Notes are not subject to the operation of any sinking fund and, except as set forth in the Supplemental Indenture, are not repayable at the option of a Holder thereof prior to the Maturity Date.

In the case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Company will not pay any additional amounts to any Holder in respect of any tax, assessment or governmental charge.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time outstanding, on behalf of the Holders of all outstanding Notes, to waive compliance by the Company with certain provisions of the Indenture, and contains provisions permitting the Holders of specified percentages in principal amount in certain instances of the outstanding Notes, to waive on behalf of all of the Holders of Notes, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, no Holder of Notes shall have any right by virtue of or by availing of any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as provided in the Indenture, and unless also the Holders of at least 33% in aggregate principal amount of Notes then-outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Indenture and such Holders shall have offered to the Trustee such security or indemnity reasonably satisfactory to it against any loss, claim, liability or expense (including reasonable attorney’s fees and expenses), the Trustee for 60 days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.12 of the Base Indenture; it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the Holders of any other of such Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, except in the manner therein provided and for the equal, ratable and common benefit of all Holders of Securities. For the protection and enforcement of the provisions of Section 3.05 of the Supplemental Indenture, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Nothing contained in the Indenture is intended to or shall impair, as between the Company and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to such Holders the principal of and interest on such Notes when, where and as the same shall become due and payable, all in accordance with the terms of the Notes, or is intended to or shall affect the relative rights of such Holders and creditors of the Company other than the holders of the Senior Indebtedness of the Company, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under Article VII of the Supplemental Indenture of the holders of Senior Indebtedness of the Company in respect of cash, property, or securities of the Company received upon the exercise of any such remedy.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register upon surrender of this Note for registration of transfer at the offices maintained by the Company or its agent for such purpose, duly endorsed by the Holder hereof or his attorney duly authorized in writing, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Note or Notes of authorized denomination or denominations for the same aggregate principal amount will be issued to the transferee in exchange herefor.

No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Company agrees, and by acceptance of this Note or a beneficial interest in this Note, each Holder hereof and any Person acquiring a beneficial interest herein agrees, to treat this Note as indebtedness for United States federal, state and local tax purposes.

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the person in whose name this Note shall be registered upon the Security Register of this series as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest due hereon and for all other purposes; and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture, against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor person, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

This Note shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by, and construed in accordance with, the laws of said State.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.
Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever

SCHEDULE OF INCREASES OR DECREASES IN THIS NOTE

The initial principal amount of this Note is:

$

Changes to Principal Amount of Global Note

Date	Principal Amount by which this Note is to be Decreased or Increased and the Reason for the Decrease or Increase	Remaining Principal Amount of this Note	Signature of Authorized Officer of Trustee